Analex Corporation                             NEWS RELEASE
2677 Prosperity Avenue
Suite 400
Fairfax, Virginia 22031
Tel:  (703) 852-4000
Fax: (703) 852-2200
www.analex.com                         Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 852-1392

             ANALEX APPROVES RESTRICTED STOCK GRANTS
                        TO NEW EXECUTIVES

     Fairfax, VA, February 27, 2006 - Analex Corporation (Amex:
NLX), a leading provider of mission-critical professional services to federal government clients, today announced that on February 22, 2006, the Board of Directors of Analex Corporation approved the grant of restricted stock awards to Messrs. C. Wayne Grubbs, V. Joseph Broadwater and Stephen C. Matthews, whereby they each will be granted 50,000 shares of restricted stock.

     The Board of Directors, including the Compensation Committee which is solely comprised of independent directors, considered the grants material inducement to these individuals' employment with Analex as its Senior Vice President and Chief Financial Officer, Senior Vice President of the National Security Group and Senior Vice President of Business Development, respectively, and approved the grant on February 22, 2006. The restricted stock will vest at 25% increments each year for the next four years from the date of employment. If the individual grantee's employment with the Company terminates for any reason before the restricted stock becomes vested, his rights and interests in any unvested restricted stock will be forfeited. Until such time as the shares become vested pursuant to the Restricted Stock Award Agreement, the individual shall not have the right to transfer, pledge, or hypothecate all or any portion of the restricted stock with or without consideration.

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-852-1392.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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